UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2012

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 18, 2012, MEMC Electronic Materials, Inc. (the “Company”) issued a press release relating to the preliminary financial results for the quarter ended December 31, 2011.  A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Management has determined that certain non-GAAP metrics for the Company’s SunEdison segment presented in the press release are the key metrics that will help investors understand the ultimate income and near-term cash flows generated by our SunEdison business.  These non-GAAP measures and metrics include deferrals required under GAAP real estate and lease accounting for some of SunEdison’s direct sales and or its sale-leaseback transactions.  In addition, management has determined that exclusion of the restructuring charges and the unfavorable tax consequences from the GAAP financial measures is desirable to allow investors to assess the operational results of the Company for the covered period.  For a complete description of our non-GAAP measures, see the non-GAAP reconciliation table furnished with this Form 8-K in Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits	Item
99.1	Press release dated January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.
Date: January 18, 2012	By: /s/ Bradley D. Kohn Name: Bradley D. Kohn Title: Senior Vice President and General Counsel

Exhibit Index

Number	Item

99.1	Press release dated January 18, 2012.